                                             EXHIBIT 10(h)  Page 1 of 6

                      DIRECTORS' DEFERRED FEE PLAN
                                   OF
                      NORFOLK SOUTHERN CORPORATION

                        (Effective June 1, 1982)

                      Last Amended January 1, 1994


                                 PURPOSE
                                 -------
          The Directors' Deferred Fee Plan (the "Plan") as adopted and approved by the Board of Directors (the "Board") of Norfolk Southern Corporation ("NS"), effective June 1, 1982, and as last amended effective January 1, 1994, makes available to NS directors a deferral election with respect to the directors' annual compensation and fees to provide for retirement and death benefits and thereby facilitate individual financial planning.

                             ADMINISTRATION
                             --------------
          SECTION 1. The Plan shall be administered by the Board. The Board shall from time to time adopt rules and regulations determined to be necessary to insure the effective implementation of the Plan. The Board shall have the power to interpret the Plan, to supervise the maintenance of the deferred memorandum accounts of participants in the Plan and the method of distribution of those amounts credited to the deferred memorandum accounts pursuant to Section 4.

                               ELIGIBILITY
                               -----------
          SECTION 2. Each NS director shall be eligible to be a participant in the Plan.

                          DEFERRED COMPENSATION
                          ---------------------
          SECTION 3. An NS director may elect to have all or a specified part of his annual compensation and fees credited to his deferred memorandum account established pursuant to Section 4. The director making such an election (the "Participant") shall do so by filing with the Board by the last day of March, June, September or December of any year, beginning in 1982, an election on a form prescribed by the Board for the purpose of specifying the percent of his compensation and fees to be deferred for the succeeding quarters of the election year and for succeeding years. An election so made by a Participant shall

DIRECTORS' DEFERRED FEE PLAN                 EXHIBIT 10(h)  Page 2 of 6
OF NORFOLK SOUTHERN CORPORATION
(Effective June 1, 1982)
Last Amended January 1, 1994


continue from year to year, unless the Participant terminates it for succeeding years by written request to the Board prior to December 31 of any year. In the event of such termination, the specified part of the Participant's compensation and fees for the balance of the calendar year following his termination and previously deferred amounts shall continue to be deferred under the Plan. Until an election is made by a director during any year, he shall be deemed to have elected to receive his entire compensation and fees for that and the succeeding years in cash.
          A person elected to fill a vacancy on the Board and who was not a director on the last day of the quarter preceding his election, may elect, by filing one of the aforesaid forms with the Board prior to the beginning of his term, to defer all or a specified part of his annual compensation and fees for the balance of the calendar year following his election and for succeeding years.

                       DEFERRED MEMORANDUM ACCOUNT
                       ---------------------------
          SECTION 4. The amount of a Participant's annual compensation and fees which, pursuant to Section 3, he has elected to receive on a deferred basis shall by appropriate bookkeeping entries be credited to that Participant's deferred memorandum account (the "Account"). Unless otherwise stated herein or determined by the Board, each Participant's Account shall also be credited at the end of each quarter by appropriate bookkeeping entries with an amount equivalent to interest ("Interest") on the amount credited to the Participant's Account at the beginning of the quarter at a rate determined by the Participant's age at the time the deferral is made. For purposes of determining the appropriate rates, a deferral is deemed to occur when the compensation and fees would otherwise have been paid. Amounts deferred on or after January 1, 1994, shall accrue Interest based on the Participant's age at the time of deferral at the rates set forth below:

               Age                         Rate
               ---                         ----
             Under 45                       7%
                45-54                      10%
                55-60                      11%
             Over 60                       12%

DIRECTORS' DEFERRED FEE PLAN                 EXHIBIT 10(h)  Page 3 of 6
OF NORFOLK SOUTHERN CORPORATION
(Effective June 1, 1982)
Last Amended January 1, 1994


          Amounts deferred on or after January 1, 1992, and prior to January 1, 1994, shall accrue Interest based on the Participant's age at the time of deferral at the rates set forth below:

               Age                         Rate
               ---                         ----
             Under 45                      13%
                45-54                      14%
                55-60                      15%
             Over 60                       16%

          Amounts deferred on or after January 1, 1987, and prior to January 1, 1992, shall accrue Interest based on the Participant's age at the time of deferral at the rates set forth below:

               Age                         Rate
               ---                         ----
             Up to 45                      15%
                45-54                      16%
                55-60                      17%
             Over 60                       18%

          Amounts deferred under the Plan prior to January 1, 1987, shall accrue Interest at a rate determined by the Participant's age on January 1, 1987, as if such amounts had been deferred on January 1, 1987. Interest on each deferral shall continue to accrue at the rate determined by the Participant's age at the time the deferral is made until all benefits payable hereunder have been distributed to, or with respect to, the Participant.
          The Board shall have the right to delegate to NS's chief financial officer the responsibility for supervising the maintenance of the Participants' respective Accounts and, subject to Section 6, the method of distribution of the amounts credited to the Accounts.

DIRECTORS' DEFERRED FEE PLAN                 EXHIBIT 10(h)  Page 4 of 6
OF NORFOLK SOUTHERN CORPORATION
(Effective June 1, 1982)
Last Amended January 1, 1994


                              RESTRICTIONS
                              ------------
          SECTION 5. The Participants shall have only those rights in respect of the amounts credited to their Accounts specifically set forth herein.
          No Participant may, prior to the distribution of funds to him pursuant to Section 6, sell, assign, transfer (except to a death beneficiary or beneficiaries by will or descent), distribute, pledge as collateral for a loan or as security for the performance of any obligation, exchange or otherwise dispose of any interest he may have in the amounts credited to his Account.
          The amounts credited to the Accounts shall remain assets of NS until distributed to Participants pursuant to Section 6.

                              DISTRIBUTION
                              ------------
          SECTION 6. Distributions of the amounts credited to a Participant's Account shall be made in ten annual cash installments beginning with the first day of the calendar year immediately following the year when a Participant ceases to be an NS director by retirement or otherwise. Upon the death of a Participant prior to the expiration of the period during which the deferred amounts are payable, the balance of the deferred fees and interest credited to his Account shall be payable to his death beneficiary or beneficiaries in full on the first day of the calendar year following the year in which he dies.

                          RECALCULATION EVENTS
                          --------------------
          SECTION 7. NS' commitment to accrue and pay Interest as provided in Section 4 is facilitated by the purchase of corporate-owned life insurance purchased on the lives of eligible Participants. If the Board, in its sole discretion, determines that any change whatsoever in Federal, State or local law, or in its application or interpretation, has materially affected, or will materially affect, the ability of NS to recover the cost of providing the benefits otherwise payable under the Plan, then, if the Board so elects, a Recalculation Event shall be deemed to have occurred. If a Recalculation Event occurs, then Interest shall be recalculated and restated using a lower rate of Interest determined by the Board, but which shall be not less than one-half (1/2) the rate of Interest provided in Section 4.

DIRECTORS' DEFERRED FEE PLAN                 EXHIBIT 10(h)  Page 5 of 6
OF NORFOLK SOUTHERN CORPORATION
(Effective June 1, 1982)
Last Amended January 1, 1994


                               AMENDMENTS
                               ----------
          SECTION 8. The Board in its sole discretion may at any time modify or amend any provisions of the Plan, or suspend or terminate the Plan. However, except as otherwise provided in Section 7, no modification, amendment, suspension or termination of the Plan may, without his consent, apply to or affect the rights of a Participant in respect of amounts credited to his Account for any month ended prior to the effective date of that modification, amendment, suspension or termination.

                      NATURE AND SOURCE OF PAYMENTS
                      -----------------------------
          SECTION 9. The obligation to make payments hereunder with respect to each Participant shall constitute a liability of NS to the Participant and any death beneficiaries in accordance with the terms of the Plan. All payments hereunder shall be made from the general funds of NS, and nothing herein shall be deemed to create a trust of any kind or a fiduciary relationship between NS and any Participant or other person.
No special or separate fund need be established or other segregation of assets made to assure payments hereunder, and no Participant or other beneficiary shall have any interest in any particular asset of NS by virtue of the existence of the Plan. Participants and beneficiaries shall stand in the position of unsecured creditors of NS, and all rights hereunder are subject to the claims of creditors of NS.

                     EXPENSES OF ADMINISTERING PLAN
                     ------------------------------
          SECTION 10. All expenses of administering the Plan shall be borne by NS and no part thereof shall be charged against the benefit of any Participant.

                           FACILITY OF PAYMENT
                           -------------------
          SECTION 11. If the Board shall find that any individual to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor or other person under legal disability, any payment due such individual (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, a parent, or

DIRECTORS' DEFERRED FEE PLAN                 EXHIBIT 10(h)  Page 6 of 6
OF NORFOLK SOUTHERN CORPORATION
(Effective June 1, 1982)
Last Amended January 1, 1994


a brother or sister of such individual, or to any other person deemed by the Board to have incurred expenses of such individual, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of NS with respect thereto under the Plan.

                            CONTINUED SERVICE
                            -----------------
          SECTION 12. Nothing contained herein or in a deferral agreement shall be construed as conferring upon any Participant the right nor imposing upon him the obligation to continue in the service of NS in any capacity.

                           DISPUTED QUESTIONS
                           ------------------
          SECTION 13. Any disputed question arising under the Plan, including questions of construction and interpretation, shall be determined conclusively and finally by the Board.

                             EFFECTIVE DATE
                             --------------
          SECTION 14. The Plan became effective on June 1, 1982, and was last amended effective January 1, 1994.